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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated December 22, 1999 relating to the financial statements of MRJ Technology Solutions, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

McLean, Virginia
May 15, 2002